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                                                                   Page 14 of 27
                                                                   EXHIBIT 99(f)


                        KEYCORP STUDENT LOAN TRUST 2002-A

                PENNSYLVANIA HIGHER EDUCATION ASSISTANCE AGENCY

                          Statement of Compliance with
                      Specifically Identified Requirements

                                December 31, 2003

                 (With Independent Accountants' Report Thereon)


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                                                                   Page 15 of 27

[KPMG LOGO]

         KPMG LLP
         Suite 2600
         One Cleveland Center
         1375 E. Ninth Street
         Cleveland, OH 44114-1796



                        INDEPENDENT ACCOUNTANTS' REPORT

JPMorgan Chase Bank
as Eligible Lender Trustee

We have examined Pennsylvania Higher Education Assistance Agency's (Servicer) assertions with respect to Sections 3.03, 3.04, 4.01, 4.02, 4.03, 4.08, 5.02,
and 5.03 of the Sale and Servicing Agreement dated September 1, 2002, about the Servicer's compliance with the servicing of the Keycorp Student Loan Trust 2002-A student loans as of December 31, 2003, and for the year then ended, as indicated in the accompanying, Statement of Compliance with Specifically Identified Requirements. The Servicer is responsible for the Servicer's compliance with those requirements. Our responsibility is to express an opinion on the Servicer's assertions about compliance based on our examination.

Our examination was conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about the Servicer's compliance with those requirements and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Servicer's compliance with specified requirements.


In our opinion, the Servicer's assertions with respect to Sections 3.03, 3.04, 4.01, 4.02, 4.03, 4.08, 5.02, and 5.03 of the Sale and Servicing Agreement dated September 1, 2002, included in the accompanying Statement of Compliance with Specifically Identified Requirements as of December 31, 2003, and for the year then ended, are fairly stated in all material respects.

This report is intended solely for the information and use of Pennsylvania Higher Eduction Assistance Agency (sub-servicer), Key Bank USA, National Association (administrator and master servicer), JPMorgan Chase Bank (formerly known as Bank One, National Association) (eligible lender trustee), JPMorgan Chase Bank (indenture Trustee), and Ambac Assurance Corporation (securities insurer) and is not intended to be and should not be used by anyone other than these specified parties.



February 27, 2004



         KPMG LLP, a U.S. limited liability partnership, is the U.S.
         member firm of KPMG International, a Swiss cooperative.
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                                                                   Page 16 of 27

                PENNSYLVANIA HIGHER EDUCATION ASSISTANCE AGENCY

       Statement of Compliance with Specifically Identified Requirements



Pennsylvania Higher Education Assistance Agency (PHEAA) has complied with the specifically identified servicing requirements for the KeyCorp Student Loan Trust 2002-A, with respect to Sections 3.03, 3.04, 4.01, 4.02, 4.03, 4.08, 5.02,
and 5.03 of the Sale and Servicing Agreement dated September 1, 2002 (the Agreement), relating to the student loans that are guaranteed as to payment of principal and interest by PHEAA or the American Student Assistance Corporation
(ASA) and are reinsured by the Department of Education (Financed Federal Loans), and student loans guaranteed as to payment of principal and interest by The Education Resources Institute, Inc. (TERI) and not reinsured by the Department of Education as well as student loans which are not guaranteed (Financed Private Loans).

I.   COMPLIANCE

     1.   FINANCED FEDERAL LOANS

          A. Compliance with the aforementioned Sections of the Agreement relating to the Financed Federal Loans is limited to the following federal regulations as published in their entirety in the December 18, 1992 Federal Register, Part II, Department of Education, 34 Code of Federal Regulations (CFR), Federal Family Education Loan Program: Final Regulations.

               We have complied with the following federal regulations for the Financed Federal Loans as of December 31, 2003 and for the year then ended:

                 - 34 CFR 682.202, "Permissible Charges by Lenders to Borrowers"; all parts except for (a)(2), (b)(5), (c)-(e), and (g).

                 - 34 CFR 682.208, "Due Diligence in Servicing a Loan"; all parts except for (b)(1)(i)-(ii), (b)(1)(v), (b)(2), and
                    (c)-(f).

                 -  34 CFR 682.209, "Repayment of a Loan"; all parts except for
                    (a)(2)(i), (a)(4), (b), (d), (f), (g), and (j).

                 -  34 CFR 682.210, "Deferment"; all parts except for (a)(9) and
                    (b)(6).

                 - 34 CFR 682.211, "Forbearances"; all parts except for (a)(3) and (d).

                 - 34 CFR 682.213, "Prohibition Against the Use of the Rule of 78s."

                 - 34 CFR 682.300, "Payment of Interest Benefits on Stafford Loans."

                 - 34 CFR 682.301, "Eligibility of Borrowers for Interest Benefits on Stafford Loans"; all parts except for (a) and
                    (c).

                 - 34 CFR 682.302, "Payment of Special Allowance on FFEL Loans"; all parts except for (c)(2), (c)(3), (d), and (e).

                 - 34 CFR 682.304, "Methods for Computing Interest Benefit and Special Allowance"; all parts except for (a), (b), and
                    (d)(2).

                 - 34 CFR 682.305, "Procedures for Payment of Interest Benefit and Special Allowance"; all parts except for (a)(2)-(4),
                    (b), and (c).


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                                                                   Page 17 of 27


                PENNSYLVANIA HIGHER EDUCATION ASSISTANCE AGENCY

       Statement of Compliance with Specifically Identified Requirements


       - 34 CFR 682.402, "Death, Disability and Bankruptcy Payments"; all parts except for (e), (g), and (i)-(k).

       - 34 CFR 682.411, "Due Diligence by Lenders in the Collection of Guaranty Agency Loan"; all parts except for (f), (i), (j), (m), and (n).

       - 34 CFR 682.414, "Records, Reports, and Inspection Requirements for Guaranty Agency Programs"; all parts except for (a)(1), (a)(2),
           (a)(3), (b), and (c).

   B. Compliance with the aforementioned Sections of the Agreement relating to the Financed Federal Loans is limited to the following federal regulations as published in their entirety in the December 1, 1995 Federal Register, Part III, Department of Education, 34 Code of Federal Regulations (CFR), Federal Family Education Loan Program: Final Rule.

       We have complied with the following federal regulations for the Financed Federal Loans as of December 31, 2003 and for the year then ended:

       -   34 CFR 682.209, "Repayment of a Loan"; Part (b).

   C. Compliance with the aforementioned Sections of the Agreement relating to the Financed Federal Loans is limited to the following federal regulations as published in their entirety in the October 29, 1999 Federal Register, Part V, Department of Education, 34 Code of Federal Regulations (CFR), Federal Family Education Loan Program: Final Rule.

       We have complied with the following federal regulations for the Financed Federal Loans as of December 31, 2003 and for the year then ended:

       - 34 CFR 682.411, "Lender Due Diligence in Collecting Guaranty Agency Loans"; Part (f).

   D. Compliance with the aforementioned Sections of the Agreement relating to the Financed Federal Loans is limited to the following federal regulations as published in their entirety in the July 27, 2000 Federal Register, Part V, Department of Education, 34 Code of Federal Regulations
       (CFR), Federal Family Education Loan Program: Final Rule.

       We have complied with the following federal regulations for the Financed Federal Loans as of December 31, 2003 and for the year then ended:

       - 34 CFR 682.411, "Lender Due Diligence in Collecting Guaranty Agency Loans"; Part (i).

2. FINANCED PRIVATE LOANS

   A. Compliance with the aforementioned sections of the Agreement relating to the Financed Private Loans is limited to the following requirements contained in the Access Loan Programs Servicing Agreement between Pennsylvania Higher Education Assistance Agency and Society National Bank dated March 23, 1995.





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                                                                   Page 18 of 27



                PENNSYLVANIA HIGHER EDUCATION ASSISTANCE AGENCY

       Statement of Compliance with Specifically Identified Requirements


            We have complied with the following sections of the Agreement relating to the Financed Private Loans as of December 31, 2003 and for the year then ended:

            I.    "Account Servicing, Document Storage"

            II.   "Delinquency Servicing"

            III.  "Deferment and Forbearance Processing"

            IV.   "Filing Claims"

        B. Compliance with the aforementioned sections of the Agreement relating to the Financed Private Loans is limited to the following requirements contained in the 2000 Servicing Guidelines for TERI, effective December 1, 2000.

            We have complied with the revised delinquency servicing requirements for TERI guaranteed Financed Private Loans as of December 31, 2003 and for the year then ended.

II. NONCOMPLIANCE

    1.  FINANCED FEDERAL LOANS

        No items noted.

    2.  FINANCED PRIVATE LOANS

        No items noted.












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